UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 27, 2011

__________________________________________________________________

CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34533	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On July 27, 2011, the Compensation and Nominating Committee of the Board of Directors (the "Compensation Committee") of Celadon Group, Inc., a Delaware corporation, (the "Company"), awarded cash bonuses for a certain named executive officer, our principal accounting officer, and our principal financial officer, granted restricted stock to our principal financial officer, and set a target cash bonus for certain named executive officers.

Cash Bonus

On July 27, 2011, the Compensation Committee awarded cash bonuses of $30,000 to each of Bart Middleton, the Company's Vice President, Principal Accounting Officer, and Assistant Secretary; Eric Meek, the Company's Vice President, Treasurer, and Principal Financial Officer; and Kenneth Core, the Company's Vice President and Secretary.

Restricted Stock Awards

On July 27, 2011, the Compensation Committee granted a restricted stock award of 5,000 shares to Erik Meek, the Company's Vice President, Treasurer, and Principal Financial Officer.  The restricted stock award vests one-fourth on each of the first four anniversaries of the grant date, conditioned on continued employment.

Fiscal Year 2012 Senior Management Cash Bonus Program

On July 27, 2011, the Compensation Committee approved a cash bonus program for fiscal year 2012 (the "2012 Bonus Program") for certain named executive officers.  Under the 2012 Bonus Program, the Compensation Committee adopted the following target bonus amounts for each of the officers listed below:

Name and Position	Target Bonus as a Percentage of Annualized Current Salary	Target Bonus in Dollars
Stephen Russell, Chairman and CEO	65%	$455,000

Paul Will, Vice Chairman, President, and COO	65%	$227,500

Jonathan Russell, President of Celadon Dedicated Services	65%	$178,750

As part of the 2012 Bonus Program, the Compensation Committee established the following allocation for attainment of the fiscal year 2012 cash bonus:

Bonus Criteria	Percentage of Bonus
Earnings Per Share Target	70%

Discretionary Amount	30%

For the earnings per share target, the recipients may earn between 0% and 200% of the portion of such target, depending on the level of performance.  Earnings per share is equal to diluted earnings per share as reflected in the audited financial statements, excluding any gain or loss attributable to extraordinary non-cash items.  The bonus amounts are linear in between the identified earnings per share targets and adjusted for the pro forma impact of any acquisitions or dispositions.

Diluted EPS Calculation
Fiscal 2012 EPS	Percentage of Target Bonus
<$0.67	0%
$0.67	50%
$0.77	100%
$0.87	150%
$0.97	200%

The Compensation Committee viewed the 2012 performance targets as reflecting a range of performance that is achievable but uncertain, with the upper end of the range reflecting a significant accomplishment.  The 2012 performance targets do not reflect any view of management or the Compensation Committee concerning earnings expectations for the year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: July 29, 2011	By:	/s/ Paul Will
Paul Will President and Chief Operating Officer

4